UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 07, 2022

EyePoint Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51122	26-2774444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street
Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 926-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	EYPT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported, EyePoint Pharmaceuticals, Inc. (the “Company”) and Imprimis Rx, LLC, a wholly owned subsidiary of Harrow Health, Inc. (“ImprimisRx”) entered into a Commercial Alliance Agreement, made effective as of August 1, 2020, as modified by a Letter Agreement dated November 12, 2020, and by the further Letter Agreement dated December 6, 2021 (collectively, the “Agreements”). As a result of the calendar year 2023 Medicare Hospital Outpatient Prospective Payment System (“OPPS”) and ASC Payment System Proposed Rule (“Proposed Rule”) published in the Federal Register by the Center for Medicare & Medicaid Services (“CMS”) on July 26, 2022, which did not contain an extension of the pass-through payment period for DEXYCU® beyond December 31, 2022, the Company entered into a Mutual Termination Agreement (the “Termination Agreement”) with ImprimisRx on October 7, 2022, pursuant to which ImprimisRx and the Company agreed to (a) continue to support the sales and marketing of DEXYCU through the fourth quarter of 2022, consistent with the ImprimisRx’s level of effort during the January through June 2022 period, (b) decrease the required minimum quarterly sales levels based on DEXYCU unit demand for the fourth quarter of 2022, and (c) terminate the Agreements effective January 1, 2023.

The foregoing is a summary description of certain terms of the Termination Agreement, is not complete and is qualified in its entirety by reference to the text of the Termination Agreement, which the Company expects to file as an exhibit to the Company’s Annual Report on Form 10-K for the period ending December 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYEPOINT PHARMACEUTICALS, INC.

Date:	October 11, 2022	By:	/s/ George O. Elston
George O. Elston Chief Financial Officer